EXHIBIT 99.1
                                                                    ------------

          j2 Global Significantly Expands Intellectual Property Assets
           With The Acquisition of Internet Messaging Patent Portfolio
                       And The Issuance of Two New Patents

LOS ANGELES--June 29, 2004--j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today announced that it has acquired a portfolio of Internet messaging-technology patents and patent applications from NetOffice Solutions, LLC, and that it has also been issued two new U.S. patents for intellectual property developed internally.

The acquired portfolio includes four issued U.S. patents, two issued foreign patents, and five pending U.S. and foreign patent applications, all covering fundamental innovations in the area of unified communications and multimedia messaging systems. The patents have invention dates at least as early as January 1995.

The two newly issued patents are U.S. Patent Nos. 6,625,642 and 6,717,938. The first is directed to a method of delivering electronic mail messages from a conventional fax machine, and the second relates to a service capable of messaging to an end-user via telephone, fax, pager or VoIP (Voice over Internet Protocol).

"As a leader in the outsourced messaging and communications services industry, j2 Global has invested heavily in developing technologies that provide value to our customers through cutting-edge services," said Scott Jarus, president of j2 Global. "We have documented these technologies in the form of more than 15 issued U.S. and foreign patents and numerous pending applications to ensure that our investments can be protected and perhaps capitalized upon in the form of licensing fees. The acquisition of this patent portfolio, along with our continuing investments in developing new technology, is a continuation of our dual commitment to use technology to improve our services while protecting the investments made to develop those services. In addition, as part of this acquisition, we have begun to assess the applicability of our broad patent portfolio to other industries and services, and are evaluating a program whereby we can make these technologies available to other industries."

The financial details of the transaction with NetOffice Solutions, LLC were not disclosed.

ABOUT J2 GLOBAL COMMUNICATIONS
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global's network spans more than 1,300 cities in 20 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax(R), j2(R), jConnect(R), JFAX(R), eFax Corporate(R), Electric Mail(R), jBlast(R), eFax Broadcast(TM), PaperMaster(R), Consensus(TM), M4 Internet(R) and Protofax(R). As of March 31, 2004, j2 Global had achieved 28 consecutive quarters of revenue growth and nine consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

CONTACTS
Christine Brodeur                                 Jeff Adelman
Socket Media, Inc.                                j2 Global Communications, Inc.
310-829-0556                                      323-372-3617
j2global@socketmedia.com                          press@j2global.com
------------------------                          ------------------

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the "Business Outlook" portion. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 15, 2004, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov.